Exhibit 99.1

LENOX GROUP INC. NAMES PFEFFERLE INTERIM CEO

— Company Updates 2006 Earnings Outlook —

Eden Prairie, MN, January 5, 2007 — Lenox Group Inc. (NYSE:LNX), a leading collectible, tabletop and giftware company, today announced that Susan E. Engel, Chairwoman and Chief Executive Officer has stepped down, effective immediately. She will be replaced by Marc L. Pfefferle, a partner at Carl Marks Advisory Group LLC, as interim Chief Executive Officer. Stewart Kasen, Lead Director of the Board of Lenox Group, will serve as Board Chairman.

Mr. Pfefferle has 25 years of management consulting, interim executive and restructuring officer experience. He previously served as Chief Restructuring Officer of Oneida Ltd., leading an operational restructuring of one of the world’s largest sourcing and distribution companies for stainless steel and silverplated flatware for both the consumer and foodservice industries and the largest supplier of dinnerware to the foodservice industry in North America. He holds a BS in Engineering and an MBA from Lehigh University and is a Certified Turnaround Professional and a Certified Fellow in Production and Inventory Management. The Company also retained a team of professionals from Carl Marks Advisory Group LLC to assist Mr. Pfefferle in addressing business improvements and help implement necessary operational changes.

Ms. Engel commented, “This year we took significant steps to strengthen our businesses and further increase awareness of our brands. The Company will continue to implement operational changes during 2007. However, based upon preliminary results for December, it has become clear that the Company’s results for 2006 will not meet our earlier expectations. The fourth quarter was significantly impacted at Department 56 by delayed shipping from our overseas vendors which resulted in order cancellations and higher than normal inventory levels. Our retail network, and the Lenox outlet stores in particular, experienced considerably slower than expected sales and margins as we shifted their focus to liquidating excess inventory, much of which came as part of the Lenox acquisition.

“The Board and I decided that this is an appropriate time for the Company to bring in an individual with substantial operational expertise and skills that will complement the strengths of the existing management team,” she said.

“During her 12 years with the Company, Susan has worked tirelessly to invigorate and strengthen our brands while building the Company and guiding the development of creative and innovative products to meet our customers’ needs. We appreciate her leadership in starting the Company’s transformation through the acquisition of the Lenox brands. Her decision to step aside to bring in the experience necessary to realize the acquisition’s full potential demonstrates her professionalism and her concern for all of our stakeholders,” said Mr. Kasen.

“I am pleased to be joining the senior leadership team at Lenox Group and working with the Company’s talented people to maximize the sales and profit potential of its outstanding brands. Among our objectives will be a continued focus on the Company’s efforts to improve inventory management and increase the efficiency of the Company’s supply chain in addition to simplifying the business to enhance overall operational effectiveness,” said Mr. Pfefferle.

Based upon preliminary indications, the Company now expects that its 2006 net loss from continuing operations, excluding certain unusual items, will be between $(0.20) to $(0.30) per share. Unusual items include the previously recognized and announced goodwill impairment charge, gain from the sale of the Company’s Pomona, NJ facility, pension curtailment gain, and the reversal of an income tax reserve. In addition, this range does not include any charges that may result from the Company’s annual impairment assessment of the remaining goodwill and trademarks, which is not yet completed. Including the above unusual adjustments, but without any effect of possible impairment charges, the Company’s net loss from continuing operations is now expected to be $(2.07) to $(2.17) per share on a fully diluted basis. See the table on the last page of this release for a reconciliation of expected net loss from continuing operations on a fully diluted basis to the same amount excluding the unusual adjustments noted above.

On December 28, 2006, the Company closed the sale of the Hagerstown, MD facility for approximately $26.3 million, which was used to pay down outstanding debt under the Company’s term loan credit agreement. Together with the proceeds from the Company’s Pomona, NJ facility sale earlier this fall, the Company reduced its term debt by $32.9 million, to $48.8 million as of December 30, 2006.

The Company has commenced discussions with its lenders in connection with obtaining appropriate waivers in order to be in compliance with its loan agreements. The Company believes that, as of December 30, 2006, it was not in compliance with two financial covenants under its loan agreements that, without obtaining appropriate waivers, would give the lenders the right to accelerate the outstanding amounts owed thereunder. Total principal amounts outstanding under its loan agreements were approximately $96.3 million at December 30, 2006.

The Company also announced that it has retained Berenson & Company, LLC to advise the Board on certain financial matters, including obtaining any waivers and the strengthening of the Company’s balance sheet.

About Lenox Group Inc.

Lenox Group Inc. is a market leader in quality tabletop, collectible and giftware products sold under the Department 56, Lenox, Dansk and Gorham brand names. The company sells its products through wholesale customers who operate gift, specialty and department stores in the United States and Canada, company-operated retail stores, and direct-to-the-consumer through catalogs, direct mail, and the Internet.

Notes concerning forward-looking statements:

This release contains forward-looking statements about the Company’s performance. These statements are based on management’s estimates, assumptions and projections as of today and are not guarantees of future performance. Any conclusions or expectations expressed in, or drawn from, the statements in this press release concerning matters that are not historical corporate financial results are forward-looking statements that involve risks and uncertainties. Such risk and uncertainties that could affect performance include, but are not limited to, the ability of Lenox Group Inc to: (1) integrate Lenox into its business; (2) achieve revenue or cost synergies; (3) generate cash flow to pay off outstanding debt under its existing credit facilities; (4) negotiate successfully with its existing lenders to obtain waivers necessary to avoid acceleration of its outstanding debt; and (5) successfully complete its operational improvements, including improving inventory management and making the supply chain more efficient. Actual results may vary materially from forward-looking statements and the assumptions on which they are based. The Company undertakes no obligation to update or publish in the future any forward-looking statements. Also, please read the bases, assumptions and factors set out in Item 7 in the Company’s Form 10-K for 2005 dated March 16, 2006 and filed under the Securities Exchange Act of 1934, all of which is incorporated herein by reference and applicable to the forward-looking statements set forth herein.

Contact:
Timothy J. Schugel
Lenox Group Inc.
(952) 944-5600

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Reconciliation of Expected Net Loss per Share from Continuing Operations to
Expected Net Loss per Share from Continuing Operations excluding certain unusual items:

Estimated Net Loss per Share from Continuing Operations
for the year ended December 30, 2006	$(2.07) to $(2.17) per share

Previously recognized goodwill impairment charge	$(2.58)
Gain on sale of Company’s Pomona facility	$ 0.04
Estimated pension curtailment gain	$ 0.56
Reversal of an income tax reserve	$ 0.11

Estimated Net Loss per Share from Continuing Operations
for the year ended December 30, 2006, excluding the
unusual items listed above	$(0.20) to $(.30) per share